As Filed with the Securities and Exchange Commission on October 28, 1998

                                                   Registration No. 33-________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                              CONCEPTS DIRECT, INC.
               (Exact name of issuer as specified in its charter)

          DELAWARE                                               52-1781893
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

2950 Colorful Avenue, Longmont, Colorado                 80504
(Address of Principal Executive Offices)               (Zip Code)


                             1992 STOCK OPTION PLAN
                            (Full title of the plan)

                   Phillip A. Wiland, Chief Executive Officer
                              Concepts Direct, Inc.
                 2950 Colorful Avenue, Longmont, Colorado 80504
                     (Name and address of agent for service)

                                 (303) 772-9171
          (Telephone number, including area code, of agent for service)
                           --------------------------

                             CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------
                                        Proposed         Proposed
                                        Maximum          Maximum
Title of                Amount          Offering         Aggregate           Amount of
Securities to            to be          Price Per        Offering          registration
be Registered         Registered        Share*           Price*                 Fee
----------------------------------------------------------------------------------------
Common Stock            100,000         $9.875           $987,500            $274.53
$.10 par value
----------------------------------------------------------------------------------------
         * Estimated solely for purposes of calculating registration fee. Based on the average bid and asked price of the Common Stock reported on the Nasdaq
National Market System on October 26, 1998.

             Statement Pursuant to General Instruction E to Form S-8
                             -----------------------



         The contents of the Registration Statement on Form S-8, as filed on August 3, 1993 (Registration No. 33-66964) are incorporated by reference herein.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the county of Weld, State of Colorado, on October 28, 1998.

                              CONCEPTS DIRECT, INC.



Date: October 28, 1998              By:    /s/ Phillip A. Wiland
                                         ---------------------------
                                           Phillip A. Wiland
                                           Chief Executive Officer
                                           Principal Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Phillip A. Wiland and H. Franklin Marcus, Jr., or any of them, his or her true and lawful attorney-in-fact to sign on his or her behalf, as an individual and in the capacity stated below, any amendment or post-effective amendment to this Registration Statement which said attorney-in-fact may deem appropriate or necessary.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 28, 1998 by the following persons in the respective capacities indicated opposite their names.

         Signature                     Title                     Date
         ---------                     -----                     ----


/s/Phillip A. Wiland                Chief Executive         October 28,1998
---------------------------         Officer and
Phillip A. Wiland                   Director
                                    (Principal Executive
                                    Officer)


/s/H. Franklin Marcus, Jr.          Secretary,              October 28, 1998
--------------------------          Treasurer and
H. Franklin Marcus, Jr.             Chief Financial
                                    Officer
                                    (Principal Financial
                                    and Accounting
                                    Officer)


/s/Michael T. Buoncristiano         Director                October 28, 1998
---------------------------
Michael T. Buoncristiano


/s/Robert L. Burrus, Jr.            Director                October 28, 1998
---------------------------
Robert L. Burrus, Jr.


/s/Stephen R. Polk                  Director                October 28, 1998
---------------------------
Stephen R. Polk


/s/Phillip D. White                 Director                October 28, 1998
---------------------------
Phillip D. White


/s/Virginia B. Bayless              Director                October 28, 1998
---------------------------
Virginia B. Bayless

                                Index to Exhibits


5        Opinion of McGuire, Woods, Battle & Boothe, LLP, filed herewith.

23.1     Consent of Ernst & Young LLP, filed herewith.

23.2     Consent of McGuire, Woods, Battle & Boothe, LLP (included in Exhibit 5)

24       Power of Attorney (see signature page)

99 Amendment to the Registrant's 1992 Stock Option Plan filed as Exhibit 10(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 0-20680) is expressly incorporated herein by this reference.